EXHIBIT 99.2

Contact: DON COSBY	For immediate release
Phone: (817) 547-1152	November 16, 2006
STATE NATIONAL BANCSHARES, INC. DECLARES FOURTH QUARTER CASH DIVIDEND
FORT WORTH, TX, NOVEMBER 16, 2006: State National Bancshares, Inc. (“SNBI”) (Nasdaq: SNBI) today announced that its board of directors has declared a fourth quarter cash dividend of $0.10 per share on the Company’s common stock. The dividend will be payable on December 15, 2006 to all shareholders of record at the close of business on December 1, 2006.
State National Bancshares is a bank holding company, headquartered in Fort Worth, Texas, offering a broad range of financial products and services primarily through its main subsidiary, State National Bank, a national banking association. State National Bank operates through a network of 43 banking centers located throughout Texas and Southern New Mexico. State National Bank’s lending services include real estate, mortgage, consumer and commercial loans to small to medium-sized businesses. State National Bank’s lending operations are complemented with an array of retail and commercial deposit products. State National Bank also offers trust and wealth management services such as life insurance and securities products.
On June 12, 2006, SNBI entered into a definitive agreement with Banco Bilbao Vizcaya Argentaria, S.A., a bank organized under the laws of Spain, (“BBVA”) (MADRID:BBVA) pursuant to which BBVA has agreed to acquire SNBI for approximately $480 million in cash to be financed through BBVA’s internal resources. Under the terms of the agreement, BBVA will pay approximately $480 million in cash (or $38.50 on a per share basis) in exchange for all of SNBI’s outstanding common stock and options.
The merger has been approved by the board of directors of SNBI and the appropriate corporate body of BBVA. The merger has also been approved by the shareholders of SNBI as well as bank regulatory authorities in the United States and Spain. Additional information regarding the merger is provided in the Form 8-K filed by SNBI with the SEC on June 16, 2006 and the definitive proxy statement on Schedule 14A filed with SEC on October 6, 2006.
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FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about SNBI that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of SNBI. SNBI cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and related cost savings cannot be realized or realized within the expected time frame; costs and uncertainties related to the outcome of pending litigation; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; a change in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market areas in which SNBI operates, are less favorable than expected;
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legislative or regulatory requirements or changes that adversely affect SNBI’s business or regulatory capital requirements, or that alter the regulatory capital treatment of the SNBI’s trust preferred securities; changes in the securities markets and other risks that are described in SNBI’s public filings with the U.S. Securities and Exchange Commission. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, SNBI’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. SNBI assumes no obligation to update such forward-looking statements.